Exhibit 99.3

STRATEGIC REALTY TRUST, INC.

QUESTIONS AND ANSWERS RELATED TO SPECIAL DISTRIBUTION

On August 7, 2015, the Board of Directors of Strategic Realty Trust, Inc. authorized a special distribution of $2,248,000 on its shares of common stock (“Common Shares”), payable to shareholders of record as of August 10, 2015, in the form of cash, Common Shares or a combination of cash and Common Shares, at the individual election of eligible shareholders. These materials provide additional information regarding the special distribution to assist you in making that election. A ballot and return envelope is enclosed, which you should complete and return no later than October 26, 2015.

•	ALL STOCKHOLDER ELECTION FORMS MUST BE RECEIVED BY Phoenix American Financial Services, Inc. BY 5:00 P.M., EASTERN TIME, ON OCTOBER 26, 2015 (THE “ELECTION DEADLINE”). ELECTION FORMS MAY BE SUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE BUT NOT THEREAFTER.

•	ALL ELECTIONS ARE IRREVOCABLE.

•	IF YOU DO NOT RETURN THE ENCLOSED ELECTION FORM BY THE ELECTION DEADLINE, OR IF YOU OTHERWISE FAIL TO PROPERLY COMPLETE THE ELECTION FORM, YOU WILL BE DEEMED TO HAVE MADE A SHARE ELECTION AND WILL THEREFORE RECEIVE YOUR PRO RATA PORTION OF THE SPECIAL DISTRIBUTION IN ALL COMMON SHARES.

•	AS DESCRIBED BELOW, EVEN IF YOU ELECT TO RECEIVE ALL CASH, DUE TO LIMITATIONS ON THE TOTAL CASH AMOUNTS TO BE PAID AS PART OF THIS SPECIAL DISTRIBUTION, YOU SHOULD EXPECT TO RECEIVE A COMBINATION OF CASH AND STOCK.

Why am I receiving this document and the enclosed election form?

You have received this document and the enclosed election form because our records indicate that you own Common Shares of Strategic Realty Trust, Inc., a Maryland corporation (the “Company” or “we”), as of the close of business on August 10, 2015 (the “Record Date”). On August 7, 2015, our Board of Directors (the “Board”) authorized a special distribution (the “Special Distribution”) of $2,248,000 on its Common Shares, payable in cash, Common Shares or a combination of cash and Common Shares to, and at the election of, the stockholders of record as of the Record Date. This document provides you with certain information about the Special Distribution and contains an election form that you should complete only if you wish to receive the Special Distribution in all cash or a combination of cash and Common Shares, as further discussed below. If you wish to receive the Special Distribution in all Common Shares, you do not need to complete an election form.

Why is the Company paying the Special Distribution?

In June 2011, under TNP Strategic Retail Advisor, LLC, our prior advisor, we acquired a debt obligation (the “Distressed Debt”) for $18 million. In October 2011, we received the underlying collateral (the “Collateral”) with respect to the Distressed Debt in full settlement of our debt claim (the “Settlement”). At the time of the Settlement, we received an independent valuation of the Collateral’s fair market value (“FMV”) of $27.6 million. The Settlement resulted in taxable income to us in an amount equal to the FMV of the Collateral less its adjusted basis for tax purposes in the Distressed Debt. Such income was not properly reported on our 2011 federal income tax return, and we did not make a sufficient distribution of taxable income for purposes of the real estate investment trust (“REIT”) qualification rules (the “2011 Underreporting”). We are able to rectify the 2011 Underreporting by paying the Special Distribution to our stockholders.

When will the Special Distribution be paid?

We expect to pay the Special Distribution on November 3, 2015.

Will I receive the Special Distribution in Cash or Common Shares?

You have the right to elect, prior to the Election Deadline, to be paid your pro rata portion of the Special Distribution all in cash (a “Cash Election”), all in Common Shares (a “Share Election”) or a combination of cash and Common Shares (a “Mixed Election”); provided, however, that the total amount of cash payable to all stockholders in the Special Distribution will be $449,600 (the “Cash Amount”), with the balance of the Special Distribution, or $1,798,400 (the “Share Amount”), payable in the form of Common Shares. If you do not return an election form, or if you otherwise fail to properly complete an election form, before the Election Deadline, you will be deemed to have made a “Share Election,” meaning an election to receive your all of Special Distribution in Common Shares.

If the aggregate amount of cash making up Cash Elections and Mixed Elections exceeds the Cash Amount, each stockholder requesting some cash will receive in cash (i) the lesser of (x) the amount of cash such stockholder requested or (y) 20% of the portion of the proposed distribution (in the aggregate, “Portion A”). In addition, the difference between the Cash Amount and Portion A (such difference, “Portion B”) will be distributed to stockholders who requested to receive 20% or more of their distribution in cash. Portion B will be distributed to this stockholder group pro rata, according to their relative share of the difference between their requested cash amount and their share of Portion A. As a result, if you make a Cash Election and the aggregate amount of cash making up Cash Elections and Mixed Elections by all stockholders would exceed the Cash Amount, you will not receive your entire distribution in the form of cash, despite your election to receive all cash. Instead, you will receive a portion in cash, as calculated above, and the remaining portion in Common Shares, subject to rounding and other minor adjustments. Similarly, if you make a Mixed Election to receive more than 20% of your distribution in cash and the aggregate amount of cash making up Cash Elections and Mixed Elections by all stockholders would exceed the Cash Amount, you will receive a pro rata portion of cash, as calculated above, and the remaining portion of your Mixed Election in Common Shares, subject to rounding and other minor adjustments. In each case, the number of Common Shares you will receive will be based on the current estimated per share value of the Common Shares. In no event will you receive less than 20% of your pro rata portion of the Special Distribution in cash if you elect to receive 20% or more of such Special Distribution in cash. All cash payments to which a stockholder is entitled will be rounded up to the nearest penny.

The total number of Common Shares to be issued in the Special Distribution will be 273,600, which was determined by dividing $1,798,400 by the current estimated per share value of the Common Shares taking into account this Special Distribution, which is $6.57. The Company’s Board of Directors approved an estimated value per share of $6.81 per common share as of July 1, 2015, which does not reflect this Special Distribution. The Board further approved the $6.57 estimated value as of August 7, 2015 in order to take into account the cash and stock distribution of $2,248,000 described herein, as well as certain costs related to this Special Distribution. If the aggregate amount of Common Shares making up Share Elections and Mixed Elections exceeds the Share Amount, each stockholder requesting some Common Shares will receive in Common Shares (i) the lesser of (x) the amount of Common Shares such stockholder requested or (y) 80% of the portion of the proposed distribution (in the aggregate, “Portion A”). In addition, the difference between the Share Amount and Portion A (such difference, “Portion B”) will be distributed to stockholders who requested to receive 80% or more of their distribution in Common Shares. Portion B will be distributed to this stockholder group pro rata, according to their relative share of the difference between their requested Common Shares amount and their share of Portion A. As a result, if you make a Share Election and the aggregate amount of Common Shares making up Share Elections and Mixed Elections by all stockholders would exceed the Share Amount, you will not receive your entire distribution in the form of Common Shares, despite your election to receive all Common Shares. Instead, you will receive a portion in Common Shares, as calculated above, and the remaining portion in cash, subject to rounding and other minor adjustments. Similarly, if you make a Mixed Election to receive more than 80% of your distribution in Common Shares and the aggregate amount of Common Shares making up Share Elections and Mixed Elections by all stockholders would exceed the Share Amount, you will receive a pro rata portion of Common Shares, as calculated above, and the remaining portion of your Mixed Election in cash, subject to rounding and other minor adjustments. In each case, the number of Common Shares you will receive will be based on the current estimated per share value of the Common Shares taking into account this Special Distribution, which is $6.57. In no event will you receive less than 80% of your pro rata portion of the Special Distribution in Common Shares if you elect to receive 80% or more of such Special Distribution in Common Shares. All Common Shares issued in connection with the Special Distribution will be issued in book-entry form. All Common Shares issued in connection with the Special Distribution held by a bank, broker or custodian will be electronically transferred to the account holder’s bank, broker or custodian.

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How do I make an election with respect to the Special Distribution?

We have enclosed an election form with this letter so that you can inform us whether you want to receive your Special Distribution in all cash or a combination of cash and Common Shares. You do not need to return an election form if you want to receive your Special Distribution in all Common Shares. You may only elect one method of payment for the Special Distribution with respect to all Common Shares you own as of the Record Date. If you want to make a Cash Election or a Mixed Election, complete and sign the election form and deliver it to Phoenix American Financial Services, Inc., our transfer agent (“Phoenix”), in the enclosed postage-paid envelope or in accordance with the delivery instructions on the enclosed election form as soon as possible, but no later than the Election Deadline of 5:00 p.m. Eastern Time, on October 26, 2015. The submission of an election form with respect to the Special Distribution will constitute the electing holder’s representation and warranty that such holder has full power and authority to make such election.

If you do not return a properly completed election form to Phoenix before the Election Deadline, then you will be deemed to have made a Share Election and will receive your Special Distribution in Common Shares.

We will resolve in our sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form submitted for the Special Distribution and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the Election Deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular stockholder, whether or not similar defects or irregularities are waived for other stockholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor the election agent nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Special Distribution will be final and binding.

How should I send in my election form if I want to make a Cash Election or a Mixed Election?

If you want to make a Cash Election or a Mixed Election, the election form should be returned in the enclosed envelope provided. The method of delivery of the election form is at the option and risk of the stockholder making the election. The delivery will be deemed made only when the election form is actually received by Phoenix.

Do I need to do anything if I want to make a Share Election?

No. If you want to receive your Special Distribution in all Common Shares, you do not need to return an election form or take any other action.

Can I change my election once I submit an election form?

Elections that are properly submitted prior to the Election Deadline are irrevocable. Stockholders entitled to the Special Distribution who do not return an election form, or who otherwise fail to properly complete an election card prior to the Election Deadline, will be deemed to have made a Share Election and will receive all Common Shares in payment of the Special Distribution.

What are the material federal income tax consequences of the Special Distribution?

Amounts paid as deficiency distributions should generally be treated as taxable income to the Company’s stockholders for U.S. federal income tax purposes in the year paid, and taxable stockholders receiving such a distribution will be required to include the full amount of the deficiency distributions received as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes, as measured at that point in 2011. As a result, stockholders may be required to pay income taxes with respect to such distribution in excess of the cash component of the deficiency distribution. This Special Distribution will be reflected on the year-end tax statements (1099s) delivered to shareholders by the Company.

State, local and non-United States income tax laws may differ substantially from the corresponding federal income tax laws discussed above, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-United States jurisdiction, or any federal tax other than the income tax. Stockholders should consult their tax advisor regarding the effect of state, local and non-United States tax laws with respect to the tax treatment of this distribution and our tax treatment as a REIT.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF COMMON SHARES ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS LETTER IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF COMMON SHARES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF COMMON SHARES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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Is there other information I should consider when making an election?

Before making an election, you are urged to carefully read our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” each of which we have filed with the SEC, as updated by our subsequent filings with the SEC, as well as other documents we file with the SEC.

If I have questions about the election form, whom should I contact?

If you have any questions about completing or submitting the election form, or need a new election form, please call Phoenix at 855-306-1776.

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